UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): April 23, 2013

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The information contained in the second paragraph under "March 2013 Orders Comments" below is hereby incorporated by reference into this Item 2.02.

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD.

Emerson 3-Month Orders Growth
(Percentage change versus prior year; trailing 3-month averages, excluding acquisitions and divestitures)

	January ‘13	February ‘13	March ‘13
Process Management	+5 to +10	+5 to +10	-5 to 0
Industrial Automation	-10 to -5	-10 to -5	-15 to -10
Network Power	-5 to 0	-10 to -5	-10 to -5
Climate Technologies	+10 to +15	+5 to +10	0 to +5
Commercial & Residential Solutions	0 to +5	0 to +5	0
Total Emerson	0 to +5	0	-5 to 0

March 2013 Orders Comments:

Trailing three-month order trends deteriorated, as the sluggish global economy continued to struggle for momentum and direction. End markets in North America and Asia reflected cautious and slower business investment and weaker confidence, as growth in some markets was offset by weakness in others. Europe has clearly decelerated further, as economic stabilization remains challenging. Underlying orders decreased 2 percent, which excludes a 2 percentage point deduction from currency translation.

March sales and orders underperformed expectations, reflecting an economic environment lacking the confidence and visibility to drive stronger business investment. The previously communicated full year 2013 earnings per share range of $3.53 to $3.63 remains intact, with 70 to 80 percent of the expected annual EPS increase achieved in the first half of the year. However, underlying and reported sales growth is now expected to be at the low end of the 2 to 5 percent range previously provided, as the anemic economic climate challenges global business investment growth.

Process Management orders declined primarily due to strength in the U.S. dollar, which unfavorably impacted growth by 5 percentage points. Underlying orders growth reflected continued investment in oil and gas, chemical, and power end markets. Growth in Asia and Latin America remained robust, and orders in Europe improved. North America and Middle East/Africa demand was soft. The currency translation impact included unfavorable backlog revaluation.

Orders in Industrial Automation remained very weak, as challenging market conditions for industrial capital goods continued, particularly in Europe. Weakness was most pronounced in the power generating alternators business and renewable energy markets.

Network Power orders decreased primarily due to weak and volatile demand for mobile devices in the embedded computing and power business. Underlying orders declined modestly in the network power systems business, with protracted weakness in Europe, stable demand in Asia, and mixed trends in North America.

Orders in Climate Technologies reflected strong but moderating growth in North America and Asia residential air conditioning markets. Weakness persisted in Europe and in the global refrigeration business, particularly in transportation markets.

Commercial & Residential Solutions orders benefited from stable demand in U.S. residential end markets, led by the food waste disposers and professional tools businesses.

Upcoming Investor Events:

On Tuesday, May 7, 2013, Emerson will report second quarter 2013 results. Management will discuss the results during a conference call at 2:00 p.m. ET the same day. Interested parties may listen to the live conference call via the Internet by visiting Emerson's website at www.Emerson.com/financial and completing a brief registration form. A replay of the conference call will remain available for approximately three months.

On Monday, May 20, 2013, Emerson Chairman and Chief Executive Officer David N. Farr will speak at the Electrical Products Group Conference in Longboat Key, Florida, at 10:45 a.m. ET. The presentation will be posted on Emerson's website at www.Emerson.com/financial at the time of the event and remain available for approximately three months.

Forward-Looking and Cautionary Statements:

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	April 23, 2013	By:	/s/ John G. Shively
John G. Shively Assistant General Counsel and Assistant Secretary